Message from the President & CEO This year has been a very different one both globally and at LifeVantage. Despite the challenges thrown at us, LifeVantage has a unique advantage of providing both wellness and financially solutions to our greater family and the world. We believe your well-being matters. That’s why we’ve combined the cutting-edge research of nutrigenomics with a leveraged plan to build your own legacy. Because You Matter. We are a wellness and personal care company that believes products are only as good as the science they stand on. You play a central role in this effort and each of you is an invaluable member of our corporate team. We strive to maintain the highest standards of quality, service, integrity and ethics. This Code of Conduct establishes the values that guide our conduct with respect to our employees, co-workers, executive team, directors, shareholders, distributors, business partners, local community and local government. Every employee shares in our responsibility to uphold and foster these values. If you have any questions regarding the Code or your responsibilities under it, please speak up! Discuss your questions with your supervisor. If you are not comfortable speaking with your supervisor, contact a member of Human Resources or the Legal Department. Thank you for being the best part of LifeVantage. Steven R. Fife Interim President & CEO and CFO LifeVantage Corporation

2 CODE OF BUSINESS CONDUCT AND ETHICS AMENDED AND RESTATED BY THE BOARD OF DIRECTORS ON NOVEMBER 12, 2020 LIFEVANTAGE CORPORATION Introduction This Code of Business Conduct and Ethics (the “Code”) covers a wide range of business practices and procedures for LifeVantage Corporation, its subsidiaries and affiliates, (collectively referred to hereinafter as the “Company”). The Code does not cover every issue that may arise, but it sets out basic principles, complimentary with the LifeVantage Employee Policy Manual, to guide you, all of the Company's officers and employees (collectively referred to herein as "Employee(s)") and members of the Board of Directors (referred to herein as "Director(s)"). The standards set forth in this Code are linked closely to our corporate vision, strategies and values. All Employees and Directors must conduct themselves accordingly and seek to avoid even the appearance of improper behavior. The Code is intended to provide guidance to persons functioning in managerial or administrative capacities, as well as to all Employees and Directors. If a local and/or federal law conflicts with a policy in this Code, you must comply with the law. If you have any questions about these conflicts, you should ask the Legal department along with your supervisor how to handle the situation. The integrity, reputation and profitability of the Company ultimately depend upon the individual actions of our Employees, Directors and other representatives, agents and consultants. It is the policy of the Company to comply with all applicable local and/or federal laws and to adhere to ethical standards in the conduct of our business. Each Employee and Director is expected to read and understand this Code, certify to having done so, uphold these standards in daily activities and take personal responsibility for compliance with all applicable policies and procedures. Any Employee and/or Director who may violate the standards in this Code will be subject to disciplinary action, up to and including termination of employment or service. The guidelines in this Code are neither exclusive nor comprehensive. Because the business and legal environment in which the Company operates is complex, it would be impossible to formulate a single policy that would govern all possible situations. Employees and Directors are expected and required to comply with the letter and the spirit of all applicable laws and policies, whether or not specifically addressed within this Code. If you are in a situation which you believe may violate or lead to a violation of this Code, follow the guidelines described in Section 20 of this Code.

3 1. Responsibility of Company Supervisors and Managers This Code applies to all Employees. However, those employees in leadership roles or who supervises others are held to a higher standard. Leaders are expected to be role models to the Employees who they manage and to advocate for the values expressed in the Code. Supervisors and Managers can do this by: • Demonstrating ethical and compliant behavior; • Creating and maintaining an open-door atmosphere and culture where Employees are encouraged to come to you for guidance, or to report concerns as they arise; • Monitoring your organization to ensure compliance with the Code; and • Not retaliating against good faith reporting and/or not allowing anyone in the organization to retaliate against Employees who report. 2. Compliance with Laws, Rules and Regulations Obeying the law, both in letter and in spirit, is the foundation on which our Company’s ethical standards are built. All Employees and Directors must respect and obey the laws of the cities, states and countries in which we operate. Although it is not expected that Employees and Directors will know the exact details of these laws, it is important to know enough to determine when to seek advice from supervisors, managers, the Legal department or other appropriate personnel. Because individual violations may also subject the Company to civil or criminal liability or the loss of business, the Company takes legal compliance measures seriously and works diligently to enforce them. If requested and/or as deemed necessary, the Company will hold information and training sessions to promote compliance with laws, rules and regulations mentioned herein. 3. Conflicts of Interest The Company knows that it can only be truly successful through the diligence and loyalty of its Employees and Directors. Therefore, you must put the best interests of the Company at the forefront of any work or Company-related activity or decision and scrupulously avoid conflicts of interest. You must use your best judgment in determining whether a conflict of interest exists and then avoid any conduct, activity, relationship or other situation that would create or cause an actual or potential conflict of interest. A “conflict of interest” exists when a person’s private interest interferes in any way with the interests of the Company. A conflict situation can arise when an Employee and/or Director takes actions or has interests that may make it difficult to perform his or her work for or on behalf of the Company objectively and effectively such as influence associated with current/former business associates and/or co-workers. Conflicts of interest may also arise when an Employee and/or Director or members of his or her Family, as defined below, may be perceived to receive and/or receives improper personal benefits as a result of his or her position in the Company. For purposes of this Code, the term “Family” shall mean the spouse, parents, children, siblings, any similar step, and/or ex and/or in-law relations and/or current or previous similar family-type and/or dating relationships and/or anyone who shares a residence/home with an Employee or Director. Some scenarios that may pose potential conflict of interest problems for Employees and Directors include, but are not limited to, the following:

4 • Investing in any company that sells products or services similar to the Company’s, or any company doing or seeking to do business with the Company, other than relatively small investments in securities widely held by the general public; • Working for, or on behalf of, any such company that sells products or services similar to our Company; • Placing Company business with relatives or friends, or working on a Company project that will have a direct impact on the financial interests of relatives or friends; • Encouraging companies dealing with the Company to buy supplies or services from relatives or friends; • Borrowing money from companies doing or seeking to do business with the Company other than on generally available terms; • Participating in the regulatory or other activities of a community or governmental body that have a direct impact on the business of the Company; • Hiring or having a direct or indirect reporting relationship with a family member or friend (for clarity, the Company prohibits the hiring of Family members and requires that the hiring of any other related family member, be expressly approved in writing by the relevant department head and the Human Resources department); • Family members working in the same department; • Engaging in a personal relationship with an Employee, Director, distributor or vendor that affects the perception and/or one’s ability to do one’s job or otherwise disrupts the workplace; • Serving as a director of any company that competes with the Company; and • Accepting or giving gifts or gratuities in violation of the Code as set forth below. The best practice is to avoid any direct or indirect business connection with our customers, suppliers or competitors, except on behalf of the Company. Conflicts of interest are prohibited as a matter of Company policy, except under guidelines approved by the Board of Directors. Conflicts of interest may not always be clear-cut, so if you have a question, you should consult with the Human Resource and/or Legal department. If you become aware of a conflict or potential conflict, you should bring it to the attention of your supervisor, manager or other appropriate personnel or consult the procedures described in Section 20 of this Code. 4. Gifts and Entertainment The Company recognizes that there are times where in the normal course of business gifts are given to or received from customers, vendors, suppliers, LifeVantage Distributors and/or other persons doing business with the Company (collectively, hereinafter “Business Partners”). In order to avoid the appearance or existence of a conflict of interest as a result of any such gifts, the following shall apply to all gifts given to or from Business Partners: • All such gifts from any person or vendor with an individual or cumulative value, if several gifts are received within a one year period, in excess of one-hundred dollars ($100) must be reported to the Company via the Company’s reporting email box, giftsandentertainment@lifevantage.com,

5 including who is providing the gift, the approximate monetary value of the gift, a description of the gift and a description of the business reason for receipt or giving of the gift; • For gifts given to Business Partners, whenever possible, written pre-authorization must be obtained from the Executive Management Team, defined as the C-Suite to include the President/Chief Executive Officer (CEO), Chief Sales and Marketing Officer (CSMO), , Chief Financial Officer (CFO), Chief Operations Officer (COO) and Chief Legal Officer (CLO)/General Counsel; • No gift shall exceed an individual value of two hundred, fifty dollars ($250) without the written approval of a member of the Executive Management Team; and • Gifts exceeding an individual value of five hundred dollars ($500) must receive approval in advance from a member of the Nominating and Governance Committee of the Board of Directors. The Company also recognizes that Employees may be offered entertainment or recreational opportunities as a result of our Business Partners’ business development strategies. In order to avoid the appearance or existence of a conflict of interest as a result of any such opportunities, the following shall apply to all entertainment or recreational opportunities given to or from Business Partners: • All such entertainment or recreational opportunities with a value in excess of three hundred dollars ($300) must be reported via the Company’s reporting email box, giftsandentertainment@lifevantage.com, including who is providing the opportunity, the approximate monetary value of the opportunity, a description of the opportunity and a description of the business reason for receipt or giving of the opportunity; • Any entertainment or recreational opportunities that include a guest, spouse or family member(s) of the Employee must be reported, regardless of the value, via the Company’s reporting email box, giftsandentertainment@lifevantage.com, including who is providing the opportunity, the approximate monetary value of the opportunity, a description of the opportunity and a description of the business reason for receipt or giving of the opportunity; • For entertainment or recreational opportunities given to Business Partners, whenever possible, written pre-authorization must be obtained from an immediate supervisor; and • No such opportunity shall exceed a value of thousand dollars ($1000) without the written approval of the Executive Management Team. Gifts and entertainment or recreational opportunities for Business Partners must support the legitimate business interests of the Company and should be reasonable and appropriate under the circumstances. Under no circumstance shall an employee accept gifts or entertainment or recreational opportunities from Business Partners if doing so might compromise, or appear to compromise, your ability to make objective business decisions in the best interest of the Company. 5. External Communications LifeVantage has an obligation to accurately respond to inquiries and report information. To ensure LifeVantage complies with applicable laws and regulations, as well as its duties to its shareholders and the public, all communication with the media, analysts, business and trade associations and others should be made, approved and coordinated through the Legal or Finance departments, as appropriate. If you receive a media inquiry, you should refer the inquiry to the Legal department. Likewise, inquiries from investors or analysts should be referred to the CFO. Being an Employee of LifeVantage, you will at times have access to inside information about the Company. LifeVantage Employees may not discuss Company business or information, including financial results or future business plans or initiatives with analysts, other financial

6 investment professionals, shareholders, the media, distributors or others, unless they are authorized to do so. No Employee should speak on behalf of LifeVantage without first receiving written approval from the Legal and/or Finance departments. 6. Securities Laws and Insider Trading The Company has adopted an Insider Trading Policy, which sets forth detailed rules relating to trading in the Company’s securities and those of other companies with which the Company does business. Each Employee and Director is subject to the Insider Trading Policy and must become familiar and comply with it at all times. Please see the LifeVantage Insider Trading Policy for additional details. We also urge you to contact the Company’s General Counsel or CFO if you are unsure as to whether or not you are free to trade under a particular set of circumstances. 7. Corporate Opportunities Employees and Directors are prohibited from taking for themselves directly or indirectly opportunities that are discovered through the use of corporate property, information or position without the consent of the Board of Directors. No Employee or Director may use corporate property, information, or position for improper personal gain, and no Employee or Director may compete with the Company directly or indirectly. Employees and Directors owe a duty to the Company to advance its legitimate interests when the opportunity to do so arises. 8. Competition and Fair Dealing We seek to outperform our competition fairly and honestly. Stealing proprietary information, possessing trade secret information that was obtained without the owner’s consent, or inducing such disclosures by past or present employees of other companies is prohibited. Each Employee and Director should endeavor to respect the rights of and deal fairly with the Company’s customers, suppliers, competitors and Employees. No Employee or Director should take unfair advantage of anyone through manipulation, concealment, abuse of privileged information, misrepresentation of material facts, or any other intentional unfair-dealing practice. Business Entertainment & Gifts. The purpose of business entertainment and gifts in a commercial setting is to create good will and sound working relationships, not to gain unfair advantage with customers. No gift or entertainment should ever be offered, given, provided or accepted by any Company Employee, Director, or family member of an Employee or Director unless it: (1) is not a cash gift, (2) is consistent with customary business practices, (3) is not excessive in value, (4) cannot be construed as a bribe or payoff, and (5) does not violate any laws or regulations. Please refer to Section 4 above for additional information. Competition Laws. Most countries in which LifeVantage does business have laws designed to prevent unfair trade and competition. In broad terms, these antitrust, monopoly or fair-trade laws aim to protect consumers by preventing individuals and businesses from interfering with the functions of a competitive market. LifeVantage makes every effort to comply with competition rules and we require all Employees and Directors to do the same. Almost all competition laws prohibit the following: • Price-fixing agreements; • Manipulating a product supply chain; Colluding with a competitor or other business entity to provide a product at a predetermined price, aka “Bid-rigging”. As competition laws can be complex and challenging, if you are not sure how to handle an issue that arises or if you become aware of any possible violation of these laws, consult the Legal department.

7 Sales, Marketing and Advertising. LifeVantage is committed to maintaining the integrity and credibility of our business model and our products. We strive to make sure that materials related to product marketing, advertising, promotion, packaging and/or display do not misstate facts or provide misleading impressions or representations. Employees must help ensure that LifeVantage’s marketing and other materials are not misleading and report situations or information that might be inaccurate, false, incomplete or misstated. Comparison Advertising. LifeVantage sells its products and services based exclusively on their merits. Our sales and marketing practices prohibit misleading or disparaging statements about competitors, their products or their services. In all comparative advertising, you must confirm that all comparisons between the Company and its competitors have been substantiated. Any comparison advertisements must also confirm that all language is fair, accurate and not misleading. Bear in mind that certain countries do not allow comparative advertising. For that reason, discuss guidelines with the Legal Department prior to launching any advertising campaign. 9. Discrimination and Harassment The diversity of the Company’s Employees and Directors is a tremendous asset. We are firmly committed to providing equal opportunity in all aspects of employment and will not tolerate any illegal discrimination or harassment of any kind. Examples include derogatory comments based on racial or ethnic characteristics and unwelcome sexual advances. 10. Policy Against Slavery & Human Trafficking The Company is committed to treating all workers with dignity and respect and doing our part to maintain a work environment free from forced labor or slavery, unlawful child labor, and human trafficking. As part of the Company’s efforts to avoid, detect and eliminate slavery and human trafficking, we have developed a policy relating to prevention of slavery and human trafficking that is based on relevant international legal standards and best practices. We require our Employees, Directors and suppliers to comply and certify compliance with the policy. 11. Health and Safety The Company strives to provide each Employee with a safe and healthy work environment. Each Employee and Director has responsibility for maintaining a safe and healthy workplace for all Employees by following safety and health rules and practices and reporting accidents, injuries and unsafe equipment, practices or conditions. Violence and threatening behavior are not permitted. Employees should report to work in condition to perform their duties, free from the influence of illegal drugs or alcohol. The use of illegal drugs in the workplace will not be tolerated. Disability Accommodations. LifeVantage is committed to work with and provide reasonable accommodations for Employees and applicants with a disability. Any Employee with disabilities who needs assistance is encouraged to inform his or her manager or the Human Resources department. Product Quality and Safety. Consumers of LifeVantage’s products expect uncompromising quality in the

8 development and manufacturing of the Company’s products. We go to great lengths to make sure consumers can trust that LifeVantage products are safe and manufactured to the highest quality standards for nutritional supplements and personal care products. One of LifeVantage’s primary responsibilities is to maintain rigorous quality and safety standards, ensuring our products are safe for consumers. As part of this Code, Employees should report concerns or issues that might endanger product quality and/or safety. 12. Record-Keeping The Company requires full, fair, honest, accurate, timely and understandable recording and reporting of information in order to make responsible business decisions. For example, only the true and actual number of hours worked should be reported. Many Employees regularly use business expense accounts, which must be documented and recorded accurately. If you are not sure whether a certain expense is legitimate, ask your supervisor or the Company's controller. Employees and/or Directors must act in a manner that ensures that all of the Company’s books, records, accounts and financial statements are being maintained in reasonable detail, appropriately reflect the Company’s transactions and conform both to applicable legal requirements and to the Company’s system of internal controls. To do so, you must execute and record transactions in accordance with all internal control procedures implemented by the Company. Furthermore, all expense reimbursements must accurately reflect the true nature and amount of the expenses. In addition, if you are in any way involved in preparing the Company's disclosure documents (such as SEC filings or press releases), you must produce full, fair, accurate, timely and understandable disclosure in such documents. It is very important that you do not create, or participate in the creation, or perpetuation of, any records that are intended to mislead anyone or conceal any improper act or conduct. Business records and communications often become public, and we should avoid exaggeration, derogatory remarks, guesswork, or inappropriate characterizations of people and companies that can be misunderstood. This applies equally to e-mail, internal memos, and formal reports. Records should always be retained or destroyed according to the Company’s record retention policies. In accordance with those policies, in the event of litigation or governmental investigation please consult the Company’s Legal Department or the CEO or CFO. 13. Confidentiality Employees and Directors must maintain the confidentiality of confidential information entrusted to them by the Company or its customers, except when disclosure is authorized by the Legal Department or the CEO or CFO or as required by laws or regulations. Confidential information includes, but is not limited to, business plans and proposals, business strategies and research, formulas and technical data, new product information, pricing information, financial information, targets or projections, and personnel records, and generally encompasses all non-public information that might be of use to competitors, or harmful to the Company or its customers, if disclosed. It also includes information that suppliers and customers have entrusted to us. All Employees and Directors have entered into a non-disclosure or confidentiality agreement detailing obligations regarding the Company’s confidential information, and Employees and Directors must adhere to such agreements. The obligation to preserve confidential information continues even after employment or board service ends. Issues with respect to confidential information may also arise in securities transactions as further discussed in LifeVantage’s Insider Trading Policy.

9 14. Protection and Proper Use of Company Assets All Employees and Directors should endeavor to protect the Company’s assets and ensure their efficient use. Theft, carelessness, and waste have a direct impact on the Company’s profitability. Any suspected incident of fraud or theft should be immediately reported for investigation. Company equipment (including the e-mail system) should not be used for non-Company business, though incidental personal use may be permitted. The obligation of Employees to protect the Company’s assets includes its proprietary information. Proprietary information includes intellectual property such as trade secrets, patents, trademarks, and copyrights, as well as business, marketing and service plans, engineering and manufacturing ideas, designs, databases, records, salary information and any unpublished financial data and reports. Unauthorized use or distribution of this information violates Company policy. It could also be illegal and result in civil or even criminal penalties. Ownership of Intellectual Property. Whatever the relationship with LifeVantage—through an employment agreement or other agreement,—Employees and Directors have assigned to the Company all rights, title, and interest in all intellectual property (IP) and work product you develop or help develop, whatever your professional expertise. Pursuant to such arrangements, you agree that the Company owns and is entitled to copyright, patent and trademark protections for anything you produce for the Company. The Company’s ownership rights continue regardless of your departure for whatever reason, including termination or retirement. 15. Acceptable Use/Email Usage Company-owned computers and IT resources are the property of the Company and are to be used for the Company business. Employees have no expectation of privacy when utilizing Company computer resources, even if the use is for personal purposes. The Company has adopted Acceptable Use of Company Property policies for Employees in the Employee Policy Manual, which sets forth detailed rules regarding use of Company equipment. 16. Company Guidelines Concerning Outside Activities Social Networks. LifeVantage acknowledges that social networks have become a favorite way to instantly share one’s thoughts, ideas and opinions, and we respect your right to participate in such platforms. However, careless posts have the potential to hurt the Company’s reputation—among our most valuable assets—and to negatively affect public perception of the Company. To protect the Company’s good reputation and brand, as well as your personal reputation, use good judgment in posting any and all such comments to social media platforms. To that end, please follow these guidelines: • Use Company computers, phones or email systems only in accord with these guidelines and manager’s direction for particular employment position if utilizing any social media sites; • Avoid engaging in any public discussions or making any comments that could reasonably be perceived as a Company statement or opinion; • Be professional in your word choices and respectful of others’ ideas and their rights to free speech; and • Never disclose, comment on, nor characterize confidential or proprietary information regarding LifeVantage or any other companies.

10 If you have questions regarding your use of social media, please consult the Legal department. Civic Affairs. The Company encourages employees and distributors to get involved in civic affairs, as long as such engagements do not present any conflicts of interest. For example, as a board or committee member of a civic organization, you may be confronted with a decision involving the Company. It might be a decision to purchase LifeVantage products; or it might be a decision by a Board of Tax Assessors or a Zoning Board that affects Company property. In such circumstances, your interest in the Company and your obligation to the civic organization might pull you in opposite directions. While it’s entirely up to you to choose how you resolve these conflicts, you should get advice from the Legal department, who can quickly advise you on conflicts questions. Political Contributions. If you choose to support any political candidate or cause, you must do so only in your individual capacity and not as a representative of LifeVantage. The Company has no interest in your politics, and politics have no place in our work environment. Accordingly, it’s inappropriate to ask your subordinates or colleagues to purchase tickets to a political fundraiser. In respect to personal/individual political contributions, our Employees may not: • Use Company email systems, mailing lists or other business resources to promote a candidate or a cause; • Request Company reimbursement for personal contributions; • Work for any political purpose while on Company time; or • Ask or pressure a colleague, vendor, customer or partner to contribute to or otherwise support a political candidate or cause. 17. International Business The Company observes the highest ethical standards in all of its business transactions – including those involving foreign countries. You may not take any action in connection with any international transaction or any action in any foreign country that would be illegal or improper in the U.S. Furthermore, you are required to observe all applicable foreign laws to which you or the Company may be subject, including foreign tax laws, customs duties and regulations, drug testing, licensing, manufacturing and marketing laws, rules and regulations and currency restrictions. You should not take any actions that are intended to improperly circumvent the application of such laws. Some of the concerns raised by international business are as follows: (a) Anti-Corruption Laws and U.S. Foreign Corrupt Practices Act. With limited exceptions, Anti-Corruption laws around the world and the U.S. Foreign Corrupt Practices Act prohibits the Company and you from, among other things, giving anything of value, directly or indirectly, to officials of foreign governments or foreign political candidates in order to obtain or retain business. It is strictly prohibited for the Company or any of its agents to make illegal payments to government officials of any country. If you are asked to make any such payment or you become aware of such payments, you should consult with your supervisor and the Company's Legal department or CFO before making any payment. (b) New Foreign Countries.

11 The decision to expand the Company’s distribution or to establish an operation in any other country, besides those in which it is already qualified to do business, may carry many important legal and tax implications. You must not undertake to expand the Company’s operations into any country outside the U.S. without prior approval from the CEO, CFO and/or Legal department. (c) Export Controls. In general, any goods that the Company sells to a customer in a foreign country must be covered by an export license. The definition of “export” is quite broad. There are certain statutory licenses which allow exporting of certain products – generally non- military or non-high-technology goods – to the United States’ allies without any further license. Export control regulations are, however, quite complex, and if you are involved in any export transaction you must observe at least the following two rules: (i) You must satisfy yourself that there is some regulation or specific export license that covers the export you want to make. (ii) You must furnish only truthful and accurate information to other Employees, to the government or to contracted distributors or companies that may be facilitating the Company’s export transactions. If you are involved in the Company’s export business, you must be reasonably alert to situations in which inaccurate information may have been furnished, either to the Company or to any of the Company’s agents, involving the ultimate destination or use of the goods. If you have any doubt as to whether a situation involves an “export” within the meaning of the applicable export control laws, or as to the truth or accuracy of the information being furnished to the Company regarding the ultimate destination or use of products the Company exports, you must contact your supervisor or the Company's Legal Department or Chief Financial Officer. (d) Imports. All goods imported into the U.S. must pass through customs and, except in some limited cases where there are exemptions, a duty must be paid. The amount of that duty is based upon the classification of the goods and the value of the merchandise. You must furnish truthful and accurate information to any customs official or to any agent that the Company hires to facilitate its imports. (e) Tax and foreign currency exchange control laws Employees and representatives whose work requires compliance with tax and exchange control laws must understand and abide by the rules relevant to all jurisdictions in which the Company operates. Employees are prohibited from knowingly entering into a deal for LifeVantage that does not comport with tax and exchange control laws. If you have any questions, please contact the Finance and Legal Departments for guidance.

12 18. Payments to Government Personnel See a brief description of the restrictions under the Anti-Corruption Laws and U.S. Foreign Corrupt Practices Act under the "International Business" section above. It is strictly prohibited to make illegal payments to government officials of any country. In addition, the U.S. government has a number of laws and regulations regarding business gratuities which may be accepted by U.S. government personnel. The promise, offer or delivery to an official or employee of the U.S. government of a gift, favor or other gratuity in violation of these rules would not only violate Company policy but could also be a criminal offense. State and local governments, as well as foreign governments, may have similar rules. The Company’s Legal Department or Chief Executive Officer or Chief Financial Officer can provide guidance to you in this area. 19. Waivers of the Code of Business Conduct and Ethics Any waiver of this Code for any Employee and/or Director may be made only by the Board or an authorized Board committee and will be promptly disclosed as required by law or stock exchange regulation. 20. Reporting any Illegal or Unethical Behavior Employees are encouraged to talk to supervisors, managers or other appropriate personnel about observed illegal or unethical behavior and when in doubt about the best course of action in a particular situation. To that end, the Company has established a toll-free hotline that Employees are encouraged to use when reporting any such behavior. The toll-free hotline number is 877-778-5463 or Employees may access an anonymous reporting website for the Company at: www.reportit.net. When using that website, you may use the username: LifeVantage and Password: LFVN. It is the policy of the Company not to allow retaliation for reports of misconduct by others made in good faith by Employees. Employees are expected to cooperate in internal investigations of misconduct. Any Employee may submit a good faith concern regarding questionable accounting or auditing matters without fear of dismissal or retaliation of any kind. 21. Annual Confirmation and Training Each Employee is required to affirm in writing annually that he/she has read, understands and agrees to the terms of this Code. Employees will also be required to attend annual training on the Code. 22. Compliance Procedures (a) Audits. In some cases, the Company will monitor compliance with its policies by audits. These may be done by the Company’s legal counsel or at the direction of the Company's Legal or Finance Departments or an internal auditor. You are required to cooperate fully with any such audits and to provide truthful and accurate responses to any request. (b) Internal Investigation of Alleged Violations.

13 When an alleged violation of this Code is reported, the Company will take prompt and appropriate action in accordance with the law and regulations and otherwise consistent with good business practice. The Company’s Chief Legal Officer/General Counsel, Chief Financial Officer or the Chairperson of the Audit Committee, as applicable, will assess the situation and determine the appropriate course of action. At a point in the process consistent with the need not to compromise the investigation, the person who is suspected of a violation will be apprised of the alleged violation and will have an opportunity to provide a response to the investigator. (c) Disciplinary Actions. If a violation of this Code has been reported to the Audit Committee, the Audit Committee shall be responsible for determining appropriate disciplinary action. With respect to violations by the Company’s Directors or Executive Management Team, the Audit Committee shall be responsible for implementing the appropriate disciplinary action. With respect to violations by Employees other than the Executive Management Team, the Company's Chief Legal Officer/General Counsel and/or Chief Financial Officer, after consultation with the Company's senior Human Resources employee and/or the Chief Executive Officer, shall be responsible for implementing the appropriate disciplinary action in accordance with the Company’s policies and procedures for any Employee who is found to have violated this Code. Any violation of applicable law or any deviation from the standards embodied in this Code will result in disciplinary action, up to and including immediate termination of employment. In addition to imposing discipline upon Employees involved in conduct that violates this Code, the Company may also impose discipline, as appropriate, upon an Employee’s supervisor, if any, who directs or approves such Employee’s improper actions or is aware of those actions but does not act appropriately to correct them, and upon other individuals who fail to report known violations of this Code. In addition to imposing its own discipline, the Company may bring any violations of law to the attention of appropriate law enforcement personnel. ***** We must all work to ensure prompt and consistent action against violations of this Code. However, in some situations it is difficult to know if a violation has occurred. Since we cannot anticipate every situation that will arise, it is important that we approach any new question or problem with these steps: • Make sure you have all the facts. In order to reach the right solutions, we must be as fully informed as possible. • Ask yourself: What specifically am I being asked to do? Does it seem unethical or improper? This will enable you to focus on the specific question you are faced with, and the alternatives you have. Use your judgment and common sense; if something seems unethical or improper, it probably is. • Clarify your responsibility and role. In most situations, there is shared responsibility. Are your colleagues informed? It may help to get others involved and discuss the problem. • Discuss the problem with your supervisor. This is the basic guidance for all situations. In many cases, your supervisor will be more knowledgeable about the question, and will appreciate being brought into the decision-making process. Remember that it is your supervisor’s responsibility to help solve problems.

14 • Seek help from Company resources. In the rare case where it may not be appropriate to discuss an issue with your supervisor, or where you do not feel comfortable approaching your supervisor with your question, discuss it locally with your office manager or another member of management, such as the Legal, Finance and/or Human Resources departments. • You may report ethical violations in confidence and without fear of retaliation. If your situation requires that your identity be kept secret, your anonymity will be protected. The Company does not permit retaliation of any kind against Employees for good faith reports of ethical violations. • Always ask first, act later: If you are unsure of what to do in any situation, seek guidance before you act, from the Legal or Finance or Human Resources departments as applicable.